Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS SECOND QUARTER FISCAL 2009 RESULTS

SAN FRANCISCO, CA (July 29, 2009) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the second fiscal quarter and six months ended June 28, 2009.

Net sales for the second quarter of fiscal 2009 were $132.5 million, a decrease of 4% from $138.5 million in the same period last year. Net income for the second quarter of fiscal 2009 was $19.8 million, or $0.21 per diluted share, compared to $24.7 million, or $0.26 per diluted share, in the same period last year.

Net sales for the six months ended June 28, 2009, were $256.7 million, a decrease of 8% from $278.9 million in the same period last year. Net income for the first six months of 2009 was $36.5 million, or $0.39 per diluted share, compared to net income of $50.5 million, or $0.54 per diluted share, in the same period last year.

“We are encouraged by our year-to-date performance. We’ve made terrific progress strengthening our balance sheet, and we are making early headway with new product introductions and customer-touch initiatives,” said Leslie Blodgett, Chief Executive Officer. “As we look towards the balance of the year, we are excited with our merchandising and marketing calendar. We believe these initiatives will position us to compete in what is likely to be a continued challenging retail environment.”

Conference Call

Bare Escentuals, Inc. will host a conference call today, July 29, 2009 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call will be hosted by Leslie Blodgett, Chief Executive Officer, and Myles McCormick, Chief Operating Officer and Chief Financial Officer, and will be broadcast live over the Internet and will be accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com. The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the leading prestige cosmetic companies in the United States and an innovator in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, RareMinerals, Buxom and md formulations brands worldwide.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. These statements include, but are not limited to, statements regarding new product offerings and customer-touch initiatives and our plans and objectives for future operations. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,”

“anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based upon our current understandings, estimates, and projections and should not be considered a guarantee of future performance. Our actual results and the timing of events could differ materially from those anticipated in or implied by these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to, changes in general economic or market conditions, including the adverse effects of a challenging and potentially worsening consumer and retail environment; our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness; and other risk factors detailed in our most recently filed Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q, which are available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:	Eric C. Wong
Bare Escentuals, Inc.
(415) 489-5000

Laura Foster / Christine Gleim
ICR, Inc.
Laura.foster@icrinc.com; christine.gleim@icrinc.com
(310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 28, 2009		June 29, 2008		June 28, 2009		June 29, 2008
Sales, net	$132,467	100.0%	$138,518	100.0%	$256,720	100.0%	$278,876	100.0%
Cost of goods sold	35,533	26.8	39,017	28.2	68,870	26.8	77,674	27.9

Gross profit	96,934	73.2	99,501	71.8	187,850	73.2	201,202	72.1
Expenses:
Selling, general and administrative	56,165	42.4	50,691	36.6	110,227	42.9	101,155	36.3
Depreciation and amortization	4,247	3.2	2,821	2.0	8,341	3.3	5,442	1.9
Stock-based compensation	1,543	1.2	968	0.7	3,014	1.2	2,880	1.0

Operating income	34,979	26.4	45,021	32.5	66,268	25.8	91,725	32.9
Interest expense	(2,825)	(2.1)	(4,280)	(3.1)	(5,614)	(2.2)	(8,924)	(3.2)
Other income (expense), net	599	0.4	(40)	0.0	161	0.1	667	0.2

Income before provision for income taxes	32,753	24.7	40,701	29.4	60,815	23.7	83,468	29.9
Provision for income taxes	12,991	9.8	16,009	11.6	24,364	9.5	32,993	11.8

Net income	$19,762	14.9%	$24,692	17.8%	$36,451	14.2%	$50,475	18.1%

Net income per share:
Basic	$0.22		$0.27		$0.40		$0.55

Diluted	$0.21		$0.26		$0.39		$0.54

Weighted-average shares used in per share calculations:
Basic	91,844		91,377		91,766		91,319

Diluted	93,371		93,363		93,124		93,320

BARE ESCENTUALS, INC.

NET SALES BY BUSINESS SEGMENT

(in thousands, except percentages)

(Unaudited)

	Three Months Ended				Six Months Ended
	June 28, 2009		June 29, 2008		June 28, 2009		June 29, 2008
North America Retail	$77,930	58.8%	$74,110	53.5%	$151,139	58.9%	$152,152	54.5%
North America Direct To Consumer	38,971	29.4	48,420	35.0	74,141	28.9	96,668	34.7
International	15,566	11.8	15,988	11.5	31,440	12.2	30,056	10.8

Sales, net	$132,467	100.0%	$138,518	100.0%	$256,720	100%	$278,876	100.0%

BARE ESCENTUALS, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	June 28, 2009	December 28, 2008*	June 29, 2008
	(Unaudited)		(Unaudited)
Cash and cash equivalents	$97,499	$47,974	$31,135
Inventories	75,032	92,576	81,469
Accounts receivable, net of allowances	29,090	42,304	45,266
Total current assets	226,040	203,167	180,069
Total assets	328,904	299,781	262,509
Accounts payable	12,286	16,534	29,457
Accrued liabilities	22,263	20,260	20,106
Total current liabilities	51,765	57,063	66,779
Current portion of long-term debt	17,216	17,216	17,216
Long-term debt	216,921	223,808	230,694
Total stockholders’ equity (deficit)	$41,439	$(308)	$(49,054)

*	The balance sheet data was derived from the audited consolidated balance sheet at December 28, 2008 included in the Company’s most recently filed Annual Report on Form 10-K.